 Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Glass House Brands Inc.

Long Beach, California

We consent to the inclusion of our report dated May 4, 2021, included in the Form 20-F of Glass House Brands Inc., with respect to the balance sheets of iCANN, LLC as of December 31, 2020, 2019 and 2018, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the years then ended.

/s/ Macias Gini & O’Connell LLP

Los Angeles, California

December 21, 2022

Macias Gini & O’Connell LLP
2029 Century Park East, Suite 1500
Los Angeles, CA 90067	www.mgocpa.com